UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 7, 2008

MISSION COMMUNITY BANCORP

(Exact name of Registrant as specified in its charter)

CALIFORNIA	333-12982	77-0559736
(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer Identification No.)

581 Higuera Street, San Luis Obispo, CA (Address of principal executive office)	93401 (Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On April 7, 2008 Mission Community Bancorp (“MCB”) (OTCBB: MISS), reported full year 2007 net income of $765 thousand, or $0.91 per diluted share, as compared with $870  thousand, or $1.02 per diluted share, in 2006.  For the fourth quarter of 2007, MCB reported net income of $251 thousand, or $0.30 per diluted share, compared with $348 thousand, or $0.41 per diluted share, for 2006.

Mission Community Bancorp’s total assets were $158 million as of December 31, 2007, approximately flat as compared with $158 million at year-end 2006.  Outstanding loans totaled $126 million, a $4 million, or 3% increase over the prior year-end.  Deposits decreased $12 million, or 10%, over the same period to $112 million at the end of 2007.

Item 9.01.        Financial Statement and Exhibits

(d)	Exhibits

99.1 Press Release dated April 7, 2008

Forward Looking Statements

This Form 8-K includes forward-looking information, which is subject to the “safe harbor” created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act and the Private Securities Litigation Reform Act of 1995.  When the Company uses or incorporates by reference in this Current Report on Form 8-K the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “commit,” “believe” and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2008	MISSION COMMUNITY BANCORP

By: /s/ RONALD B. PIGEON
Ronald B. Pigeon Executive Vice President/Chief Financial Officer